Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 O: 512.338.5400 F: 512.338.5499

January 6, 2022

Bakkt Holdings, Inc.

10000 Avalon Boulevard

Suite 1000 Alpharetta, Georgia 30009

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by Bakkt Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 16,148,596 (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, issuable upon the exchange of an equal number of outstanding paired interests pursuant to that certain Exchange Agreement dated October 15, 2021 by and among the Company, Bakkt Opco holdings, LLC (“Opco”) and certain unitholders of Opco party thereto (the “Exchange Agreement”) and Opco’s Second Amended and Restated Bakkt Equity Incentive Plan (the “Opco Plan”).

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents, other than the Exchange Agreement, by the parties thereto other than the Company. We have assumed that any certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering,

AUSTIN                BEIJING                 BOSTON                BRUSSELS                 HONG KONG                LONDON                LOS ANGELES                NEW YORK                PALO ALTO

SAN DIEGO                SAN FRANCISCO                SEATTLE                SHANGHAI                 WASHINGTON, DC                WILMINGTON, DE

Bakkt Holdings, Inc.

January 6, 2022

Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that the Shares, when issued upon the exchange of outstanding paired interests pursuant to the terms of the Exchange Agreement and the Opco Plan and pursuant to the agreements that accompany the Opco Plan and in accordance with the Registration Statement, will have been duly authorized and validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI,
Professional Corporation